Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in the Registration Statement of Marathon Gold Corp. on Form SB-2 of our Report of Independent Registered Public Accounting Firm, dated December 29, 2005, on the balance sheet of Marathon Gold Corp. as at October 31, 2005, and the related statements of operations, cash flows, and stockholders' deficiency for the period from May 26, 2005 (date of inception) to October 31, 2005.

In addition, we consent to the reference to us under the heading "Experts" in the Registration Statement.

Vancouver, Canada	"Morgan & Company"

February 7, 2006	Chartered Accountants